Exhibit 99.1

Willdan Group Reports

Fourth Quarter and Full Year 2025 Results and Provides 2026 Outlook

ANAHEIM, Calif. –February 26, 2026 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today announced its financial results for the fourth quarter and fiscal year ended January 2, 2026 and outlook for 2026.

Fourth Quarter 2025 Highlightsa

●	Contract revenue of $173.7 million, up 20.6%.
●	Net revenue[b] of $89.5 million, up 12.9%.
●	Net income of $18.7 million, up 143.4%.
●	Adjusted EBITDA[b] of $20.0 million, up 13.2%.
●	GAAP Diluted EPS of $1.23, up 132.1%.
●	Adjusted Diluted EPS[b] of $1.57, up 109.3%.

Fiscal Year 2025 Highlightsa

●	Contract revenue of $681.6 million, up 20.5%.
●	Net revenue[b] of $364.8 million, up 23.1%.
●	Net income of $52.6 million, up 132.9%.
●	Adjusted EBITDA[b] of $79.5 million, up 40.2%.
●	GAAP Diluted EPS of $3.49, up 120.9%.
●	Adjusted Diluted EPS[b] of $4.89, up 101.2%.

Executive Management Comments

“The fourth quarter capped an outstanding 2025 for Willdan, with double-digit full year organic growth across key metrics and the completion of three strategic acquisitions,” said Mike Bieber, Willdan’s President and Chief Executive Officer. “AI and data centers are driving electricity demand and increasing grid complexity, fueling investment across our end markets. Willdan is well positioned, well capitalized, and plans to continue expanding its range of solutions.”

Fiscal Year 2026 Financial Targets

●	Net revenue[b] between $390 million and $405 million.
●	Adjusted EBITDA[b] between $85 million and $90 million.
●	Adjusted Diluted EPS[b] between $4.50 per share and $4.70 per share.

Assumes 15.8 million diluted shares, 10% effective tax rate benefit, and no future acquisitions.

a. As compared to the same period of fiscal year 2024.

b. See “Use of Non-GAAP Financial Measures” below.

Fourth Quarter 2025 Conference Call

Willdan will be hosting a conference call to discuss its fourth quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923). The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/2ebn937s/.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/news-events/event-calendar.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2025 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2025, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 48.5% and 46.5% of contract revenue for the quarter ended January 2, 2026 and fiscal year 2025, respectively, and 45.0% and 47.6% for the quarter ended December 27, 2024 and fiscal year 2024, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2026 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2026, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2026, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2026, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding electricity demand and increasing grid complexity, and financial targets for fiscal year 2026. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to realize the full amount of our backlog; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, elevated interest rates, and elevated inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 2, 2026, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	January 2,	December 27,
	2026	2024
Assets
Current assets:
Cash and cash equivalents	$65,919	$74,158
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $340 and $1,313 at January 2, 2026 and December 27, 2024, respectively	64,604	65,557
Contract assets	107,296	88,528
Other receivables	6,330	2,302
Prepaid expenses and other current assets	7,528	4,979
Total current assets	251,677	235,524
Equipment and leasehold improvements, net	31,491	29,534
Goodwill	179,530	140,991
Right-of-use assets	16,600	14,035
Other intangible assets, net	35,521	29,414
Other assets	2,762	2,019
Deferred income taxes, net	26,630	13,346
Total assets	$544,211	$464,863
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,628	$33,766
Accrued liabilities	82,434	62,776
Contingent consideration payable	3,732	2,500
Contract liabilities	21,565	21,556
Notes payable	2,500	10,137
Finance lease obligations	1,225	1,138
Lease liability	4,670	5,804
Total current liabilities	161,754	137,677
Contingent consideration payable, less current portion	16,651	1,713
Notes payable, less current portion	45,962	79,350
Finance lease obligations, less current portion	1,162	1,379
Lease liability, less current portion	13,762	9,939
Other noncurrent liabilities	69	462
Total liabilities	239,360	230,520

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 14,762 and 14,169 shares issued and outstanding at January 2, 2026 and December 27, 2024, respectively	148	142
Additional paid-in capital	215,269	197,368
Accumulated other comprehensive income (loss)	(270)	(314)
Retained earnings	89,704	37,147
Total stockholders’ equity	304,851	234,343
Total liabilities and stockholders’ equity	$544,211	$464,863

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 2,	December 27,	January 2,	December 27,
	2026	2024	2026	2024
Contract revenue	$173,687	$144,061	$681,552	$565,798

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	26,900	24,296	109,098	93,543
Subcontractor services and other direct costs	84,180	64,806	316,772	269,473
Total direct costs of contract revenue	111,080	89,102	425,870	363,016

Gross profit	62,607	54,959	255,682	202,782

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	30,332	26,924	125,736	105,373
Facilities and facility related	2,355	2,487	9,717	9,718
Stock-based compensation	3,070	2,033	11,825	7,388
Depreciation and amortization	4,829	3,808	18,686	14,745
Other	11,588	8,837	45,571	34,205
Total general and administrative expenses	52,174	44,089	211,535	171,429

Income (Loss) from operations	10,433	10,870	44,147	31,353

Other income (expense):
Interest expense, net	(858)	(1,770)	(5,748)	(7,801)
Other, net	755	834	1,595	3,127
Total other expense, net	(103)	(936)	(4,153)	(4,674)

Income (Loss) before income taxes	10,330	9,934	39,994	26,679
Income tax (benefit) expense	(8,383)	2,246	(12,563)	4,109
Net income (loss)	18,713	7,688	52,557	22,570

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	61	493	44	350
Comprehensive income (loss)	$18,774	$8,181	$52,601	$22,920

Earnings (Loss) per share:
Basic	$1.28	$0.55	$3.63	$1.63
Diluted	$1.23	$0.53	$3.49	$1.58

Weighted-average shares outstanding:
Basic	14,655	14,012	14,461	13,818
Diluted	15,260	14,509	15,071	14,245

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	January 2,	December 27,
	2026	2024
Cash flows from operating activities:
Net income (loss)	$52,557	$22,570
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,686	14,745
Other non-cash items	637	(73)
Deferred income taxes, net	(13,284)	2,615
(Gain) loss on sale/disposal of equipment	(29)	(15)
Provision for doubtful accounts	237	740
Stock-based compensation	11,825	7,388
Accretion and fair value adjustments of contingent consideration	3,095	153
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	7,752	5,316
Contract assets	(18,303)	5,778
Other receivables	(4,017)	(1,133)
Prepaid expenses and other current assets	(2,488)	(1,091)
Other assets	(739)	2,953
Accounts payable	7,740	(831)
Accrued liabilities	20,513	4,707
Contract liabilities	(4,222)	8,373
Right-of-use assets	124	(122)
Net cash (used in) provided by operating activities	80,084	72,073
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(9,387)	(8,413)
Proceeds from sale of equipment	46	34
Cash paid for acquisitions, net of cash acquired	(36,291)	(7,364)
Net cash (used in) provided by investing activities	(45,632)	(15,743)
Cash flows from financing activities:
Payments on notes payable	(137)	(190)
Payments on debt issuance costs	(332)	—
Payments made to retire prior credit agreement	(90,000)	—
Borrowing to fund new credit agreement	88,414	—
Principal payments on outstanding debt	(39,664)	(8,125)
Principal payments on finance leases	(1,497)	(1,444)
Proceeds from stock option exercise	2,759	2,759
Proceeds from sales of common stock under employee stock purchase plan	3,249	2,838
Cash used to pay taxes on stock grants	(5,483)	(1,407)
Net cash (used in) provided by financing activities	(42,691)	(5,569)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,239)	50,761
Cash, cash equivalents and restricted cash at beginning of period	74,158	23,397
Cash, cash equivalents and restricted cash at end of period	$65,919	$74,158
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$5,413	$7,520
Income taxes	2,338	1,316
Supplemental disclosures of noncash investing and financing activities:
Issuance of common stock related to business acquisitions	$5,557	$—
Contingent consideration related to business acquisitions	13,075	4,060
Equipment acquired under finance leases	1,400	1,605

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	January 2,	December 27,	January 2,	December 27,
	2026	2024	2026	2024
Consolidated
Contract revenue	$173,687	$144,061	$681,552	$565,798
Subcontractor services and other direct costs	84,180	64,806	316,772	269,473
Net Revenue	$89,507	$79,255	$364,780	$296,325

Energy segment
Contract revenue	$148,304	$120,675	$576,051	$473,309
Subcontractor services and other direct costs	82,821	64,077	311,231	266,092
Net Revenue	$65,483	$56,598	$264,820	$207,217

Engineering and Consulting segment
Contract revenue	$25,383	$23,386	$105,501	$92,489
Subcontractor services and other direct costs	1,359	729	5,541	3,381
Net Revenue	$24,024	$22,657	$99,960	$89,108

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	January 2,	December 27,	January 2,	December 27,
	2026	2024	2026	2024
Net income (loss)	$18,713	$7,688	$52,557	$22,570
Interest expense	858	1,770	5,748	7,801
Income tax expense (benefit)	(8,383)	2,246	(12,563)	4,109
Stock-based compensation	3,070	2,033	11,825	7,388
Interest accretion (1)	950	153	3,095	153
Depreciation and amortization	4,829	3,808	18,686	14,745
Transaction costs (2)	—	—	219	—
(Gain) Loss on sale of equipment	(3)	(2)	(29)	(15)
Adjusted EBITDA	$20,034	$17,696	$79,538	$56,751

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Year Ended
	January 2,	December 27,	January 2,	December 27,
	2026	2024	2026	2024
Net income (loss)	$18,713	$7,688	$52,557	$22,570
Adjustment for stock-based compensation	3,070	2,033	11,825	7,388
Tax effect of stock-based compensation	(549)	(364)	(2,115)	(1,322)
Adjustment for intangible amortization	2,402	1,783	9,843	7,197
Tax effect of intangible amortization	(430)	(319)	(1,761)	(1,288)
Adjustment for interest accretion (1)	950	153	3,095	153
Tax effect of interest accretion (1)	(170)	(27)	(554)	(27)
Adjustment for refinancing costs	—	—	789	—
Tax effect of refinancing costs	—	—	(141)	—
Adjustment for transaction costs (2)	—	—	219	—
Tax effect of transaction costs (2)	—	—	(39)	—
Adjusted Net Income (Loss)	$23,986	$10,947	$73,718	$34,671

Diluted weighted-average shares outstanding	15,260	14,509	15,071	14,245

Diluted earnings (loss) per share	$1.23	$0.53	$3.49	$1.58
Impact of adjustment:
Stock-based compensation per share	0.20	0.14	0.79	0.52
Tax effect of stock-based compensation per share	(0.04)	(0.03)	(0.14)	(0.09)
Intangible amortization per share	0.16	0.12	0.65	0.50
Tax effect of intangible amortization per share	(0.03)	(0.02)	(0.12)	(0.09)
Interest accretion per share (1)	0.06	0.01	0.21	0.01
Tax effect of interest accretion per share (1)	(0.01)	(0.00)	(0.04)	(0.00)
Refinancing costs per share	—	—	0.05	—
Tax effect of refinancing cost per share	—	—	(0.01)	—
Transaction costs per share (2)	—	—	0.01	—
Tax effect of transaction costs per share (2)	—	—	(0.00)	—
Adjusted Diluted EPS	$1.57	$0.75	$4.89	$2.43

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com